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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2003 relating to the consolidated financial statements of Abington Bancorp, Inc. which appears in Abington Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 6, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS